Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 24, 2026 (August 3, 2026 as to the effects of the reverse stock split described in Note 10), relating to the financial statements of BlossomHill Therapeutics, Inc., appearing in Registration Statement No. 333-297512 on Form S-1 of BlossomHill Therapeutics, Inc.

/s/ Deloitte & Touche LLP

San Diego, California

August 10, 2026